CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

TOFUTTI BRANDS INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is Tofutti Brands Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out the first paragraph of Article Fourth thereof and by substitution in lieu of said paragraph the following paragraph:

> "FOURTH: The aggregate number of shares of all classes which the Corporation shall have the authority to issue is 15,100,000, consisting of 15,000,000 shares of common stock, par value $.01 per share, and 100,000 shares of preferred stock, par value $.01 per share."

3. The amendment of the certificate of incorporation herein certified was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on June 25, 1993

David Mintz
President

Attest:

Steven Kass
Secretary

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

TOFU TIME INC.

Under Section 242 of the
General Corporation Law of
the State of Delaware

Tofu Time Inc. a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

FIRST: The name of the Corporation is TOFU TIME INC.

SECOND: Article "FIRST" of the Certificate of Incorporation is amended to provide as follows:

> FIRST: The name of the corporation is TOFUTTI BRANDS INC. (the "Corporation").

THIRD: The foregoing amendment to the Certificate of Incorporation of the Corporation was adopted by the majority of stockholders of record as of March 13, 1986, of the Corporation's outstanding shares of Common Stock, $.01 par value, in the manner prescribed by the General Corporation Law at a meeting duly held on March 13, 1986.

FOURTH: This amendment of the Corporation's Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed on its behalf by its President and attested to by its Secretary as of this 13 th day of March, 1986.

TOFU TIME INC.

By /s/ David Mintz
David Mintz, President

ATTEST:

By /s/ Stanley J. Kronstadt
Stanley J. Kronstadt, Secretary

416.A045

State of Delaware

Office of Secretary of State

I, GLENN C. KENTON, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF TOFU DELAWARE, INC. FILED IN THIS OFFICE ON THE FOURTH DAY OF DECEMBER, A.D. 1984, AT 9 O'CLOCK A.M.

! ! ! ! ! ! ! ! ! ! !

Glenn C. Kenton, Secretary of State

AUTHENTICATION: 10384800

843390066 DATE: 12/04/1984

CERTIFICATE OF INCORPORATION

OF

TOFU DELAWARE, INC.

The undersigned incorporator, in order to form a corporation pursuant to the General Corporation Law of the State of Delaware, certifies as follows:

FIRST: The name of the corporation is Tofu Delaware, Inc. (hereinafter called the "Corporation").

SECOND: The address of the Corporation's registered office is 306 South State Street, City of Dover, County of Kent, State of Delaware; and its registered agent at such address is United States Corporation Company.

THIRD: The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The aggregate number of shares which the Corporation is authorized to issue is 5,100,000, divided into 100,000 shares of Preferred Stock, par value $.01 per share, and 5,000,000 shares of Common Stock, par value $.01 per share.

The following is a description of each of the classes of stock of the Corporation and a statement of the powers, preferences and rights of such stock, and the qualifications, limitations and restrictions thereof, and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation:

A. Preferred Stock:

Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series

of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of subparagraph 1 of Paragraph C of this Article FOURTH, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, without limiting the generality of the foregoing, the following:

1. The distinctive designation of, and the number of shares of Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

2. The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock and whether such dividends shall be cumulative or noncumulative;

3. The right, if any, of the holders of Preferred Stock of such series to convert the same into or exchange the same for shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

4. Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which,

and the terms and conditions on which, Preferred Stock of such series may be redeemed;

5. The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

6. The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

7. The voting powers, if any, of the holders of such series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series or by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

B. Common Stock:

1. After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph A of this Article FOURTH, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

2. After distribution in full of the preferential amount, if any (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or

winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

3. Except as may otherwise be required by law or by the provisions of such resolutions as may be adopted by the Board of Directors pursuant to Paragraph A of this article Fourth, each holder of Common Stock shall have one vote in respect to each share of Common Stock held by him on all matters voted upon by the stockholders.

C. Other Provisions:

1. No holder of any of the shares of any class or series of stock or options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolutions of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

2. The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph A of this Article FOURTH and the consent, by

class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to Paragraph A of this Article FOURTH that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

3. Subject to the provisions of subparagraph 2 of this Paragraph C, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

4. Shares of Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

5. The authorized number of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

FIFTH: By-Laws of the Corporation may be adopted, amended or repealed by the affirmative vote of a majority of the total number of directors or by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Company entitled to vote in the election of directors (considered for this purpose as a single class). Such By-Laws may contain any provision for the regulation and management of the affairs of the Corporation and the

rights or powers of its stockholders, directors, officers or employees not inconsistent with the laws of the State of Delaware.

SIXTH: In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Certificate of Incorporation and the By-Laws of the Corporation.

SEVENTH: Any contract, transaction or act of the Corporation or of the directors or of any committee which shall be ratified by the holders of a majority of the shares of stock of the Corporation entitled to vote thereon, present in person or by proxy and voting at any annual meeting (considered for this purpose as a single class), or at any special meeting called for such purpose, shall, insofar as permitted by law or by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the Corporation.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation, as a consequence of such compromise or

arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

NINTH: The books of the Corporation may be kept (subject to any provision required by law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Election of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

TENTH: The name and mailing address of the incorporator is: Ethan Seer, Esq., Sage Gray Todd & Sims, 2 World Trade Center, New York, New York 10048.

IN WITNESS WHEREOF, this Certificate has been signed on this 3rd day of December, 1984 and the signature of the undersigned shall constitute the affirmation and acknowledgment of the undersigned, under penalties of perjury, that this Certificate is the act and deed of the undersigned and that the facts stated in this Certificate are true.

/s/ Ethan Seer

Ethan Seer
Incorporator

State of Delaware

Office of Secretary of State

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT BEFORE PAYMENT FOR STOCK OF TOFU DELAWARE, INC. FILED IN THIS OFFICE ON THE SIXTH DAY OF FEBRUARY, A.D. 1985, AT 9 O'CLOCK A.M.

! ! ! ! ! ! ! ! ! !

Michael Harkins, Secretary of State

AUTHENTICATION: 10435108

850370175

DATE: 02/08/1985

CERTIFICATE OF AMENDMENT

BEFORE PAYMENT OF CAPITAL

OF THE

CERTIFICATE OF INCORPORATION

OF

TOFU DELAWARE, INC.

Under Section 241 of the General Corporation Law of the State of Delaware

---

Tofu Delaware, Inc. a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

FIRST: The name of the Corporation is TOFU DELAWARE, INC.

SECOND: Article "FOURTH" of the Certificate of Incorporation is amended to provide as follows:

> FOURTH: The aggregate number of shares which the Corporation is authorized to issue is 10,100,000, divided into 100,000 shares of Preferred Stock, par value $.01 per share, and 10,000,000 shares of Common Stock, par value $.01 per share.
>
> The following is a description of each of the classes of stock of the Corporation and a statement of the powers, preferences and rights of such stock, and the qualifications,

limitations and restrictions thereof, and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation:

A. Preferred Stock:

Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of subparagraph 1 of Paragraph C of this Article FOURTH, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, without limiting the generality of the foregoing, the following:

1. The distinctive designation of, and the number of shares of Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

2. The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock and whether such dividends shall be cumulative or noncumulative;

3. The right, if any, of the holders of Preferred Stock of such series to convert the same into or exchange the same for shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

4. Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

5. The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

6. The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

7. The voting powers, if any, of the holders of such series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series or by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

B. Common Stock:

1. After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph A of this Article FOURTH, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

2. After distribution in full of the preferential amount, if any (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders

ratably in proportion to the number of shares of Common Stock held by them respectively.

3. Except as may otherwise be required by law or by the provisions of such resolutions as may be adopted by the Board of Directors pursuant to Paragraph A of this Article FOURTH, each holder of Common Stock shall have one vote in respect to each share of Common Stock held by him on all matters voted upon by the stockholders.

C. Other Provisions:

1. No holder of any of the shares of any class or series of stock or options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolutions of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

2. The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph A of this Article FOURTH and the consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to Paragraph A of this Article FOURTH that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the

outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

3. Subject to the provisions of subparagraph 2 of this Paragraph C, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

4. Shares of Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

5. The authorized number of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

THIRD: Article "FIFTH" of the Certificate of Incorporation is amended to provide as follows:

FIFTH: By-Laws of the Corporation may be adopted, amended or repealed by the affirmative vote of a majority of the directors or by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Company entitled to vote in the election of directors (considered for this purpose as a single class). Such By-Laws may contain any provision for the regulation and management of the affairs of the Corporation and the rights or powers of its stockholders, directors, officers or employees not inconsistent with the laws of the State of Delaware.

FOURTH: The Corporation has not received any payment for any of its stock.

FIFTH: This amendment of the Corporation's Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

SIXTH: The Corporation has not elected its initial board of directors and the initial directors were not named in the Corporation's Certificate of Incorporation.

IN WITNESS WHEREOF, the undersigned, being the sole incorporator of the Corporation, has executed this Certificate on this 5th day of February, 1985.

/s/ Ethan Seer

Ethan Seer
Incorporator

397.A138

State of Delaware

Office of Secretary of State

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER OF "TOFU TIME INC." A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF NEW YORK, MERGING WITH AND INTO "TOFU DELAWARE, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE UNDER THE NAME OF "TOFU TIME INC." AS RECEIVED AND FILED IN THIS OFFICE THE THIRD DAY OF JULY, A.D. 1985, AT 9 O'CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CORPORATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

! ! ! ! ! ! ! ! ! ! !

Michael Harkins, Secretary of State

AUTHENTICATION: 10554814

851840082

DATE: 07/03/1985

CERTIFICATE OF MERGER

OF

TOFU TIME INC.

INTO

TOFU DELAWARE, INC.

Pursuant to Section 252(c) of the General Corporation Law of the State of Delaware

---

Tofu Delaware, Inc., a corporation formed under the laws of the State of Delaware, which desires to merge Tofu Time Inc., a corporation formed under the laws of the State of New York, into Tofu Delaware, Inc. pursuant to the provisions of Section 252(c) of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

FIRST: the name and state of incorporation of each of the constituent corporations are as follows:

Name	State of Incorporation
Tofu Time Inc.	New York
Tofu Delaware, Inc.	Delaware

SECOND: A Plan and Agreement of Merger dated as of February 25, 1985 (the "Merger Agreement"), between Tofu Time Inc. and Tofu Delaware, Inc. (together called the "Constituent

Corporations"), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 252(c) of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is Tofu Delaware, Inc. The name is being changed to Tofu Time Inc.

FOURTH: The Certificate of Incorporation of Tofu Delaware, Inc., which was filed in the Office of the Secretary of State of Delaware on December 4, 1984, and subsequently duly recorded and amended on February 6, 1985, and subsequently duly recorded, is hereby amended, pursuant to the Merger Agreement, as follows: By striking out the whole of Article FIRST thereof as it now exists and inserting in lieu thereof a new Article FIRST, providing as follows:

> FIRST: That the name of the corporation is Tofu Time Inc. (hereinafter called the "Corporation").

FIFTH: The executed Merger Agreement is on file at the principal place of business of Tofu Delaware, Inc. located at 1098 Randolph Avenue, Rahway, New Jersey 07065.

SIXTH: A copy of the Merger Agreement will be furnished by Tofu Delaware, Inc., on request and without cost, to any shareholder of either of the Constituent Corporations.

SEVENTH: The authorized capital stock of Tofu Time Inc. consists of 5,000,000 shares of Common Stock, par value $.01 per share, and 100,000 shares of Preferred Stock, par value $.01 per share.

IN WITNESS WHEREOF, Tofu Delaware, Inc. has caused this Certificate of Merger to be signed by David Mintz, its President, and attested by Jeremy Wiesen, its Secretary, this 28th day of June, 1985.

TOFU DELAWARE, INC.

By: /s/ David Mintz
David Mintz
President

ATTEST:

By: /s/ Jeremy Wiesen
Jermey Wiesen
Secretary

412.A111